Exhibit 99.1

                                  [NEWS RELEASE]


                       FOR IMMEDIATE RELEASE:  JULY 1, 1997


              CONTACT:  CHERYL S. KARN           DIANA YATES
                        PUBLIC AFFAIRS           INVESTOR RELATIONS
                        (314) 425-8174           (314) 425-8237
                        both for Mercantile/     16:46 EDT

                        4206 07/01/97 16:46 EDT HT
                        DispDate:  1997-07-01
                        Copyright (c) 1997 PR Newswire



               MERCANTILE BANCORPORATION INC. COMPLETES MERGER WITH
                         ROOSEVELT FINANCIAL GROUP, INC.

                  MERCANTILE BANCORPORATION; MERCANTILE BANCORP;

         PR News Wire via Dow Jones

                   ST. LOUIS, July 1/PRNewswire/ -- MERCANTILE

         BANCORPORATION INC. (NYSE: MTL), the St. Louis-based bank-

         holding company, announced today the completion of its merger with Roosevelt Financial Group, Inc. (NASDAQ: RFED).  With assets approaching $30 billion, Mercantile is the largest

         locally managed and independently owned financial services organization headquartered in the lower Midwest.

                   The addition of Roosevelt will enhance Mercantile's

         mix of services through the addition of a leading mortgage origination and servicing operation.  With the completion of the merger, Mercantile enters the top tier of mortgage

         providers nationwide and is the number one mortgage originator in Missouri.  Mercantile now has the number one deposit market share in the State of Missouri.




                   The merger, which was announced December 23, 1996,

         received regulatory approval during the second quarter and shareholder approval at Roosevelt's shareholder meeting on

         June 20.

                   According to the terms of the merger, Roosevelt

         shareholders who have made a valid stock election will receive approximately 68% stock and 32% cash, which is equivalent to a stock distribution of .2853 shares of MTL common stock and

         $7.10 in cash for each share of RFED stock.  The distribution will be adjusted as necessary to reflect the final election tabulation.  As stipulated in the merger agreement, Roosevelt shareholders who have made a cash election, no election, or who have not otherwise made a valid stock election will receive

         $22.00 in cash for each RFED share held.  The transaction is structured as a tax-free exchange for the portion of the

         distribution that shareholders receive in stock.

                   The merger will be accounted for as a purchase

         transaction.  Of the 7 million share total buyback authorized in connection with the merger, Mercantile repurchased 4.3

         million common shares of MTL common stock at an average per share price of $57.70 during the first half of 1997 in open market transactions.  Mercantile expects to complete the

         buyback during the third quarter.

              By the end of the year, Mercantile will merge the banks in each of the markets currently served by Roosevelt, offering customers an expanded array of products and more convenient banking locations than ever before.




                   Roosevelt, a $7.8 billion thrift holding company

         headquartered in St. Louis, had 83 locations in Missouri,

         Kansas and Illinois.



                                       ###



         MERCANTILE BANCORPORATION INC., a $30 billion multi-bank

         holding company headquartered in St. Louis, operates banks in more than 500 locations in Missouri, Iowa, Kansas, Illinois and

         Arkansas.  Mercantile's non-banking subsidiaries include

         companies providing brokerage services, asset-based lending,

         investment advisory services, leasing services and credit life insurance.